HOLTZ
RUBENSTEIN
REMINICK
CERTIFIED PUBLIC ACCOUNTANTS BUSINESS ADVISERS

New York City: 1430 Broadway, New York, NY 10018-3308
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Exhibit 16.1

April 6, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Re: NeoStem, Inc. - Commission File Number 0-10909

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A dated April 6, 2010 of NeoStem, Inc. and are in agreement with the statements contained in paragraphs one through three, herein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP